SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 18, 2006

WASHINGTON MUTUAL, INC.
 (Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 THIRD AVENUE, WMT 1601
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

            At the Washington Mutual, Inc. (the "Company") annual meeting of shareholders on April 18, 2006, (the "Annual Meeting"), the Company's shareholders, upon the recommendation of the Company's Board of Directors, approved the Amended and Restated 2003 Equity Incentive Plan (the "2003 EIP"), which, among other things, increases the number of shares of common stock that may be subject to awards made under the plan. A summary of the 2003 EIP and the full text of the 2003 EIP are incorporated herein by reference to the Company's definitive proxy statement filed with the Securities and Exchange Commission (the "SEC") on March 17, 2006.

            At the Annual Meeting, the Company's shareholders, upon the recommendation of the Board of Directors, also approved the Washington Mutual, Inc. Executive Incentive Compensation Plan (the "EICP"). A summary of the EICP and the full text of the EICP are incorporated herein by reference to the Company's definitive proxy statement filed with the SEC on March 17, 2006.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 18, 2006, the Board of Directors of the Company appointed Regina T. Montoya to fill a current vacancy on the Board of Directors of the Company, effective immediately.  She was also appointed to the Board's Finance Committee and Corporate Relations Committee.  At the Company's Annual Meeting later that day, the Company's shareholders elected Ms. Montoya to the Board of Directors for a term to expire as of the 2007 Annual Meeting.

Ms. Montoya, age 52, has been the Chief Executive Officer of Washington D.C.-based New America Alliance (‘‘NAA'') since September 2005, and her responsibilities include developing strategic and tactical plans to fulfill the NAA's mission of promoting the advancement of the Latino community with a focus on economic empowerment. From 1996 until 2005, Ms. Montoya was the Founder and President of WORKRules, a Texas-based workforce training and media and community relations company, and from August 2002 until February 2005, Ms. Montoya was the Southwest Regional Director for AARP. A Harvard-trained attorney, Ms. Montoya has served in the White House as an Assistant to the President and Director of the Office of Intergovernmental Affairs.

SECTION 7 – REGULATION FD

Item 7.01  Regulation FD Disclosure

As disclosed under Item 8.01, on April 23, 2006, the Company announced that it entered into a definitive written agreement to acquire all of the outstanding shares of Commercial Capital Bancorp, Inc.  The Company's press release announcing the acquisition is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

SECTION 8 – OTHER EVENTS

Item 8.01  Other Events

On April 23, 2006, the Company announced that it entered into a definitive written agreement to acquire all of the outstanding shares of Commercial Capital Bancorp, Inc. for $16.00 per share in cash, or approximately $983 million in the aggregate.  The acquisition is expected to be completed in the third quarter of 2006, and is subject to the approval of Commercial Capital shareholders and regulatory approvals.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits

	99.1	Press Release dated April 23, 2006, announcing the Company's agreement to acquire Commercial Capital Bancorp., Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2006		WASHINGTON MUTUAL, INC.
	By:	/s/ Fay L. Chapman Fay L. Chapman Senior Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 23, 2006, announcing the Company's agreement to acquire Commercial Capital Bancorp., Inc.